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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 2-92428 on Form S-8, Post Effective Amendment No. 7 to Registration Statement No. 2-59290 on Form S-8 and Post Effective Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8 of our report dated July 3, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 2), appearing in the Fiscal 2001 Annual Report to Stockholders and incorporated by reference in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 23, 2002.




Deloitte & Touche LLP
Parsippany, New Jersey
July 3, 2002